Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: NewCardio, Inc.

As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment 4, of our report dated April 3, 2008, except for Note 13, as to which date is July 22, 2008  relating to the financial statements of NewCardio, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RBSM LLP

New York, New York
July 24, 2008